EXHIBIT 32

Certification of Principal Executive Officer and Principal Financial Officer pursuant to

18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of AJS Bancorp, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2015 as filed with the Securities and Exchange Commission (the “Report”), the undersigned, Thomas R. Butkus, Chairman, President and Chief Executive Officer of the Company,  and Jerry A. Weberling, Executive Vice President and Chief Financial Officer, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,  that to best of his/her knowledge:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas R. Butkus	Date: November 13, 2015
Thomas R. Butkus
Chairman, President and Chief Executive Officer

/s/ Jerry A. Weberling	Date: November 13, 2015
Jerry A. Weberling
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to AJS Bancorp, Inc. and will be retained by AJS Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.